                                                                  EXHIBIT 12.01


                            SOUTHWEST GAS CORPORATION
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)


                                                                              For the Twelve Months Ended
                                                ------------------------------------------------------------------------------
                                                  June 30,                                December 31,
                                                 ---------     ---------------------------------------------------------------
CONTINUING OPERATIONS                              1996          1995          1994          1993          1992          1991
                                                 -------       -------       -------       -------       -------       -------
  1. Fixed charges:
     A) Interest expense                         $52,716       $52,844       $48,688       $40,883       $35,533       $38,028
     B) Amortization                               1,617         1,569         1,426         1,330         1,183         1,089
     C) Interest portion of rentals                4,883         4,435         4,743         4,556         4,468         4,525
     D) Preferred securities distributions         3,651           913            --            --            --            --
                                                 -------       -------       -------       -------       -------       -------
       Total fixed charges                       $62,867       $59,761       $54,857       $46,769       $41,184       $43,642
                                                 =======       =======       =======       =======       =======       =======

  2. Earnings (as defined):
     E) Pretax income from continuing
        operations                               $   310       $ 3,493       $38,119       $21,959       $49,752       $30,397
     Fixed Charges (1. above)                     62,867        59,761        54,857        46,769        41,184        43,642
                                                 -------       -------       -------       -------       -------       -------
       Total earnings as defined                 $63,177       $63,254       $92,976       $68,728       $90,936       $74,039
                                                 =======       =======       =======       =======       =======       =======

  3. Ratio of earnings to fixed charges             1.00          1.06          1.69          1.47          2.21          1.70
                                                 =======       =======       =======       =======       =======       =======

                                                                           For the Twelve Months Ended
                                                 ---------------------------------------------------------------------------------
ADJUSTED FOR INTEREST ALLOCATED TO               June 30,                                  December 31,
DISCONTINUED OPERATIONS                          --------        -----------------------------------------------------------------
                                                   1996             1995          1994          1993          1992          1991
                                                 -------          -------       --------       -------       -------       -------

1. Fixed charges
     A) Interest expense                         $52,716          $52,844       $ 48,688       $40,883       $35,533       $38,028
     B) Amortization                               1,617            1,569          1,426         1,330         1,183         1,089
     C) Interest portion of rentals                4,883            4,435          4,743         4,556         4,468         4,525
     D) Preferred securities distributions         3,651              913             --            --            --            --
     E) Allocated interest                         4,818(1)         9,636          7,874         7,874         7,333         5,975
                                                 -------          -------       --------       -------       -------       -------
       Total fixed charges                       $67,685          $69,397       $ 62,731       $54,643       $48,517       $49,617
                                                 =======          =======       ========       =======       =======       =======
  2. Earnings (as defined):
     F) Pretax income from continuing
        operations                               $   310          $ 3,493       $ 38,119       $21,959       $49,752       $30,397
     Fixed Charges (1. above)                     67,685           69,397         62,731        54,643        48,517        49,617
                                                 -------          -------       --------       -------       -------       -------
       Total earnings as defined                 $67,995          $72,890       $100,850       $76,602       $98,269       $80,014
                                                 =======          =======       ========       =======       =======       =======

  3. Ratio of earnings to fixed charges             1.00             1.05           1.61          1.40          2.03          1.61
                                                 =======          =======       ========       =======       =======       =======

(1) Represents allocated interest through the period ended December 31, 1995. Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                            SOUTHWEST GAS CORPORATION
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Thousands of dollars)

                                                                For the Twelve Months Ended
                                           ------------------------------------------------------------------------
                                           June 30,                               December 31,
                                           --------     -----------------------------------------------------------
CONTINUING OPERATIONS                        1996         1995        1994          1993         1992         1991
                                           -------      -------      -------      -------      -------      -------
1. Combined fixed charges:
   A) Total fixed charges                  $62,867      $59,761      $54,857      $46,769      $41,184      $43,642
   B) Preferred dividends(1)                    34          404          826        1,183        1,623        2,202
                                           -------      -------      -------      -------      -------      -------
     Total fixed charges and
     preferred dividends                   $62,901      $60,165      $55,683      $47,952      $42,807      $45,844
                                           =======      =======      =======      =======      =======      =======

2. Earnings                                $63,177      $63,254      $92,976      $68,728      $90,936      $74,039
                                           =======      =======      =======      =======      =======      =======
3. Ratio of earnings to fixed charges
   and preferred dividends                    1.00         1.05         1.67         1.43         2.12         1.62
                                           =======      =======      =======      =======      =======      =======



                                                                     For the Twelve Months Ended
                                             -------------------------------------------------------------------------
ADJUSTED FOR INTEREST ALLOCATED TO           June 30,                                 December 31,
DISCONTINUED OPERATIONS                      --------     ------------------------------------------------------------
                                               1996         1995         1994          1993         1992         1991
                                             -------      -------      --------      -------      -------      -------
1. Combined fixed charges
     A) Total fixed charges                  $67,685      $69,397      $ 62,731      $54,643      $48,517      $49,617
     B) Preferred dividends                       34          404           826        1,183        1,623        2,202
                                             -------      -------      --------      -------      -------      -------

       Total fixed charges and
       preferred dividends                   $67,719      $69,801      $ 63,557      $55,826      $50,140      $51,819
                                             =======      =======      ========      =======      =======      =======

2. Earnings                                  $67,995      $72,890      $100,850      $76,602      $98,269      $80,014
                                             =======      =======      ========      =======      =======      =======
3. Ratio of earnings to fixed charges
   and preferred dividends                      1.00         1.04          1.59         1.37         1.96         1.54
                                             =======      =======      ========      =======      =======      =======

(1) Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.